UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2013

GOLD AND GEMSTONE MINING INC.

 (Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

000-54700

 (Commission File Number)

98-0642269

 (IRS Employer Identification No.)

4020 N MacArthur Blvd Suite 122, Irving, Texas 75038

 (Address of principal executive offices and Zip Code)

972-655-9870

 Registrant's telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 1, 2013, Charmaine King has resigned as Director, President and CEO of our company it will remain responsible as Chief Financial officer of the company.

On November 1, 2013, Rafael A Pinedo was appointed president, chief executive officer, director and secretary.

Our board of directors now consists of Mr. Rafael A Pinedo as the sole director of our company.

Mr. Pinedo, age 45, has over 22 years of experience in the areas of consulting and business transformation. Mr. Pinedo has served as president and chief executive officer of Pilgrim Petroleum Corporation (PGPM.OTC and PHV on the Frankfurt Stock Exchange), a consulting & oil and gas Exploration Company based out of Dallas, Texas. He has also served as president and director of engineering and operations, for Chancery Resources, Ind. Corp, a US based operating company, and managing director of American BNP Resources LP based in Midland, Texas. Mr. Pinedo also serves as a director of CB Resources Ltd. (CNQ.ICD) a Canadian public company based in Vancouver, Canada and currently director at Mineral Hills Industries Ltd. a Canadian public company (TSXV.MHI).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD AND GEMSTONE MINING INC.

/s/ Rafael A. Pinedo

Rafael A. Pinedo

President and Director

Date: November 25th, 2013

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